UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Gladstone Land Corporation

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GLADSTONE LAND CORPORATION

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2025

To the Stockholders of Gladstone Land Corporation:

We are notifying you that the 2025 Annual Meeting of Stockholders of Gladstone Land Corporation will be held on Thursday, May 8, 2025, at 11:00 a.m. Eastern Daylight Time. To maximize stockholder participation and provide a consistent experience regardless of location, the 2025 Annual Meeting of Stockholders will be a completely “virtual meeting.” You will be able to attend the meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/LAND2025 and entering the company number and control number included in your “Notice of Internet Availability of Proxy Materials” on your proxy card or in the instructions that accompanied your proxy materials.

At the 2025 Annual Meeting of Stockholders, you will be asked to consider and vote upon the following proposals:

1. To elect two directors to hold office for terms that will expire at the 2028 Annual Meeting of Stockholders and when their respective successors are duly elected and qualified; and

2. To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

You may also be asked to consider and vote upon any such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 14, 2025, as the record date for determining the stockholders entitled to notice of and to vote at the 2025 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a “Notice of Internet Availability of Proxy Materials,” which contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2024 Annual Report, and a proxy card or voting instruction card. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our 2025 Annual Meeting of Stockholders and align with our sustainability practices.

By Order of the Board of Directors,

Michael LiCalsi

Secretary

McLean, Virginia

March 21, 2025

The Board of Directors is soliciting proxies to be used at the 2025 Annual Meeting of Stockholders. All of our stockholders are cordially invited to attend the Annual Meeting via webcast. Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy electronically via the Internet or vote by telephone as instructed in these materials. Submitting your proxy or voting instructions promptly will assist us in reducing the expenses of additional proxy solicitation, but it will not affect your right to vote if you attend the virtual Annual Meeting via webcast (and, if you are not a stockholder of record, if you have obtained a legal proxy from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the virtual Annual Meeting).

GLADSTONE LAND CORPORATION

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

Throughout this proxy statement, we identify certain materials that are available in full on our website and refer the reader to additional information available on our website. The information contained on, or available through, our website is not and shall not be deemed to be incorporated by reference in this proxy statement.

GLADSTONE LAND CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2025

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is the Notice of Internet Availability of Proxy Materials and why am I receiving it?

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission (the “SEC”), Gladstone Land Corporation, a Maryland corporation, referred to herein as “we,” “us,” the “Company,” or “Gladstone Land,” is providing access to our proxy materials in a fast and efficient manner via the Internet. Accordingly, on March 21, 2025, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the close of business on March 14, 2025, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice. In addition, the Notice and website provide information regarding how you may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you previously elected to receive a printed or electronic copy of our proxy materials, which we also expect to distribute on or about March 21, 2025, you will continue to receive these materials by mail or electronic mail. You will also continue to receive paper or electronic copies of our proxy materials in the future until you elect otherwise.

Who can vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 14, 2025, will be entitled to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). On this record date, there were 36,184,658 shares of common stock outstanding and entitled to vote, having one vote per share.

Stockholder of Record: Shares Registered in Your Name

If, as of the close of business on March 14, 2025, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting, or authorize a proxy to vote your shares by mail, over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares by following the instructions in the Notice or in this proxy statement to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, as of the close of business on March 14, 2025, your shares were not held directly in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization (collectively, a “Brokerage Firm”), then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The Brokerage Firm holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your Brokerage Firm regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting via webcast. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your Brokerage Firm.

What am I voting on?

There are two matters scheduled for a vote, as follows:

•	Proposal 1, to elect two directors to hold office for terms that will expire at the 2028 Annual Meeting of Stockholders and when their respective successors are duly elected and qualified; and

•	Proposal 2, to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

How do I vote?

For Proposal 1, you may either vote “FOR” all the nominees to the Board of Directors (the “Board”) or you may “WITHHOLD” your vote for any nominee you specify. For Proposal 2, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or authorize a proxy to vote your shares over the telephone, on the Internet, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares using one of the methods listed below to ensure your vote is counted. You may still attend the meeting via webcast and vote even if you have already submitted a proxy.

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To vote virtually during the live webcast of the Annual Meeting, please follow the instructions for attending and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/LAND2025. You will need the company number and control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the Annual Meeting.

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To authorize a proxy to vote your shares using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. To request a proxy card, follow the instructions on the Notice. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To authorize a proxy to vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 7, 2025, the day prior to the Annual Meeting, to be counted.

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To authorize a proxy to vote on the Internet, follow the instructions in the Notice or go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 7, 2025, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Your Broker or Bank

If you are a beneficial owner of shares registered in the name of your Brokerage Firm, you should have received a notice containing voting instructions from your Brokerage Firm, rather than directly from Gladstone

Land. Simply follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may authorize a proxy to vote your shares by telephone or over the Internet, as instructed by your Brokerage Firm. To vote virtually during the live webcast of the Annual Meeting, you must obtain a valid proxy from your Brokerage Firm. Follow the instructions from your Brokerage Firm, or contact your Brokerage Firm to request a proxy form.

We provide Internet proxy voting to allow you to authorize a proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from your Internet access provider or telephone company.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, your proxy holder (one of the individuals named on your proxy card) will vote on those matters in accordance with their discretion.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the record date (March 14, 2025).

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of all director nominees and “FOR” the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

Who is paying for this proxy solicitation?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to Brokerage Firms, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other employees of Gladstone Management Corporation (our “Adviser”) or Gladstone Administration, LLC (our “Administrator”). No additional compensation will be paid to directors, officers or other employees for such services.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts at your Brokerage Firm. Please follow the voting instructions on all such Notices to ensure that all of your shares have been voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•	You may grant a subsequent proxy by telephone on a later date.

•	You may send a timely written notice that you are revoking your proxy to Gladstone Land Corporation’s corporate secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

•	You may attend the Annual Meeting and vote virtually during the live webcast. However, simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, Internet proxy or telephone vote is the one that is counted. If your shares are held by your Brokerage Firm, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

We will consider for inclusion in our proxy materials for the 2026 Annual Meeting of Stockholders proposals that we receive not later than November 21, 2025 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our bylaws, as amended (“Bylaws”). Stockholders must submit their proposals to our corporate secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws, a copy of which is on file with the SEC and may be obtained from our corporate secretary upon request. These notice provisions require that nominations of persons for election to the Board and proposals of business to be considered by the stockholders for the 2026 Annual Meeting of Stockholders must be made in writing and submitted to our corporate secretary at the address above no earlier than February 7, 2026 (90 days before the first anniversary of the 2025 Annual Meeting of Stockholders) and not later than March 9, 2026 (60 days before the first anniversary of the 2025 Annual Meeting of Stockholders). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 9, 2026 (60 days before the first anniversary of the 2025 Annual Meeting of Stockholders).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting of stockholders. A quorum will be present if at least a majority of the outstanding voting shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 36,184,658 shares outstanding and entitled to vote. Thus, 18,092,330 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your Brokerage Firm) or if you vote virtually during the meeting. “WITHHOLD” votes, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspectors of election appointed for the meeting, who will separately count: (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR,” “AGAINST” and “ABSTAIN” votes with respect to Proposal 2 (ratification of the appointment of PwC). “WITHHOLD” votes, abstentions and broker non-votes will have no effect with regard to Proposals 1 and 2, although they will be considered present for purposes of determining the presence of a quorum. Our chief financial officer, Lewis Parrish, and general counsel and secretary, Michael LiCalsi, have been appointed as the inspectors of election.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Brokerage Firm holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Brokerage Firm holding the shares. If the beneficial owner does not provide voting instructions, the Brokerage Firm can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Under the rules of the New York Stock Exchange that are applicable to the Nasdaq Stock Market (“Nasdaq”), Proposal 1 (election of directors) is a non-routine proposal; thus your Brokerage Firm is not entitled to vote your shares without your instructions. Proposal 2 (ratification of the appointment of PwC) is a routine proposal; thus your Brokerage Firm may vote your shares even if it does not receive instructions from you. In the event that a Brokerage Firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For Proposal 1, the vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, for the two directorships to be filled at the Annual Meeting, the two nominees receiving the most “FOR” votes (among votes properly cast virtually during the meeting or by proxy) will be elected. “WITHHOLD” and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, they will be counted towards the quorum requirement.

For Proposal 2, the ratification of PwC as our independent registered public accounting firm, the affirmative vote of a majority of all of the votes cast at the Annual Meeting at which a quorum is present is required to approve the proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, they will be counted toward the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS TO THE CLASS OF 2028

Our Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. Effective as of August 22, 2024, the size of the Board was increased to eight directors and Katharine Cornell Gorka was elected by the Board to the class of 2027 (with a term expiring at the Company’s 2027 annual meeting of stockholders), filling the vacancy created by the increase in size. Subsequently, the Board reduced the size of the Board to seven directors in connection with the resignation of director Paul W. Adelgren, with such resignation and reduction in Board size effective as of December 15, 2024.

Our Board currently has seven directorships and seven members. Each of the two nominees listed below is currently a director in the class whose term of office expires in 2025 and was previously elected by the stockholders or was appointed by the Board to fill a vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each nominee would serve until the 2028 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. None of our directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of all the votes cast at the Annual Meeting. Therefore, for the two director positions, the two nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Three-year Term, Expiring at the 2028 Annual Meeting of Stockholders

The following is a brief biography of each director with a term expiring at the 2028 Annual Meeting of Stockholders.

Walter H. Wilkinson, Jr. Mr. Wilkinson, age 79, has served as our director and as a director of Gladstone Investment, Gladstone Capital and Gladstone Commercial since October 2014. In addition, Mr. Wilkinson has served as chairman of the Valuation Committee for each of the Company, Gladstone Investment, Gladstone Capital and Gladstone Commercial since January 2022. Mr. Wilkinson is the founder and was a general partner of Kitty Hawk Capital, a venture capital firm established in 1980 and based in Charlotte, North Carolina, from its founding through 2016. He has served on the board of the North Carolina State University Foundation and has previously served as Chairman of its Graduate School Advisory Board where he endowed the Wilkinson Research Ethics Fellowship. For many years he served on the board and as chairman of the finance committee of the Ben Craig Center, a business incubator affiliated with the University of North Carolina at Charlotte. He is a past member and director of the National Venture Capital Association and is a past member and Chairman of the National Association of Small Business Investment Companies. Mr. Wilkinson was the founding Chairman of the Carolinas Chapter of the National Association of Corporate Directors (NACD), and served on its board of directors from 2013 through December 2015, and has been a NACD Leadership Fellow, having completed the NACD’s program for corporate directors and its continuing educational requirements to maintain this level of recognition. Mr. Wilkinson served as a director of R.F. Micro Devices, Inc. (Nasdaq: RFMD) from 1992, serving as its Chairman of its board of directors from July 2008, until its $11 billion merger with Triquint Semiconductor, Inc. (Nasdaq: TQNT) in January 2015 to form QORVO (Nasdaq: QRVO). He served as Lead Independent Director for QORVO from January 2015 until August 2018. During his many years of service on the RFMD and QORVO boards, he served on and chaired both the Compensation and Governance and Nominating Committees for various periods. Mr. Wilkinson also serves or has served as a director of numerous venture-backed companies, both public and private. Mr. Wilkinson is a graduate of N.C. State University (BS) and the Harvard Graduate School of Business Administration (MBA).

Mr. Wilkinson was selected to serve as an independent director on our Board due to his over 40 year career in the venture capital industry where he has helped to start or expand dozens of rapidly growing companies in a variety of industries. Mr. Wilkinson brings a unique perspective to our Board from his experience in overseeing the successful growth and evolution of numerous businesses and understanding the challenges of leading both private and public companies through changing economic conditions.

Paula Novara. Ms. Novara, age 55, has served as our director and as a director of Gladstone Investment, Gladstone Capital and Gladstone Commercial since October 2022. Ms. Novara has been the Head of Resource Management of the Company, Gladstone Investment, Gladstone Capital and Gladstone Commercial since each company’s founding. Ms. Novara is also Head of Human Resources, Facilities & Office Management and IT at the Adviser. Prior to joining the Company, Ms. Novara served as Assistant Vice President of Human Resources with the WMF Group and as a Consultant to Prudential Financial. From 1996 to 1997, Ms. Novara worked for TREEV, a publicly held imaging software vendor. From 1992 to 1996, Ms. Novara worked for Environmental Products Corporation in its corporate Human Resources department. Ms. Novara is certified through the Society for Human Resource Management as a Professional in Human Resources, holds an MA from Marymount University in Human Resources Management and a BA in Spanish and French from St. Mary’s College of Notre Dame. Ms. Novara is also fluent in Italian, Spanish and French.

Ms. Novara was selected to serve as a director on our Board due to her over 15 years of experience in human resources, compensation and people management, including her in-depth knowledge of the Company. The Company also believes she increases the diversity of views to the overall benefit of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

The following is a brief biography of each director with a term expiring at the 2026 Annual Meeting of Stockholders.

David Gladstone. Mr. Gladstone, age 82, is our founder and has served as our president, chief executive officer and chairman of the Board since our inception in 1997. He also founded and continues to serve as chief executive officer and chairman of the board of directors of our affiliates, including Gladstone Capital, Gladstone Investment, Gladstone Commercial, our Adviser, and our Administrator. Mr. Gladstone additionally serves on the board of managers of our affiliated broker-dealer, Gladstone Securities, LLC (“Gladstone Securities”). Prior to founding the Company, Mr. Gladstone served as either chairman or vice chairman of the board of directors of

American Capital Strategies, Ltd. (Nasdaq: ACAS), a publicly-traded leveraged buyout fund and mezzanine debt finance company, from 1997 to 2001. From 1974 to 1997, Mr. Gladstone held various positions, including chairman and chief executive officer, with Allied Capital Corporation (NYSE: ALD), Allied Capital Corporation II, Allied Capital Lending Corporation and Allied Capital Advisors, Inc., a registered investment adviser that managed the Allied companies. The Allied companies were the largest group of publicly-traded mezzanine debt funds in the United States and were managers of two private venture capital limited partnerships and a private real estate investment trust (“REIT”). From 1991 to 1997, Mr. Gladstone served either as chairman of the board of directors or president of Allied Capital Commercial Corporation, a publicly-traded REIT that invested in real estate loans to small- and medium-sized businesses, managed by Allied Capital Advisors, Inc. He managed the growth of Allied Capital Commercial from no assets at the time of its initial public offering to $385 million in assets at the time it merged into Allied Capital Corporation in 1997. From 1992 to 1997, Mr. Gladstone served as a director, president and chief executive officer of Business Mortgage Investors, a privately-held mortgage REIT managed by Allied Capital Advisors, which invested in real estate loans to small- and medium-sized businesses. Mr. Gladstone is also a past director of Capital Automotive REIT, a real estate investment trust that purchases and net leases real estate to automobile dealerships.

Mr. Gladstone served as a director of The Riggs National Corporation (the parent of Riggs Bank) from 1993 to 1997 and of Riggs Bank from 1991 to 1993. He served as a trustee of the George Washington University and currently is trustee emeritus. He is a past member of the Listings and Hearings Committee of the National Association of Securities Dealers, Inc. Mr. Gladstone was the founder and managing member of The Capital Investors, LLC, a group of angel investors, and is currently a member emeritus. Mr. Gladstone holds an MBA from the Harvard Business School, an MA from American University and a BA from the University of Virginia. Mr. Gladstone has co-authored two books on financing for small- and medium-sized businesses, Venture Capital Handbook and Venture Capital Investing.

Mr. Gladstone was selected to serve as a director on our Board because he is our founder and has greater than 30 years of experience in the industry, including his service as our president, chairman and chief executive since our inception.

John H. Outland. Mr. Outland, age 79, has been one of our directors since January 2013. Mr. Outland has also been a director of Gladstone Capital since December 2003, a director of Gladstone Investment since June 2005, and a director of Gladstone Commercial since December 2003. Mr. Outland has been a private investor since June 2006. From March 2004 to June 2006, he served as vice president of Genworth Financial, Inc. From 2002 to March 2004, Mr. Outland served as a managing director for 1789 Capital Advisors, where he provided market and transaction structure analysis and advice on a consulting basis for multifamily commercial mortgage purchase programs. From 1999 to 2001, Mr. Outland served as vice president of mortgage-backed securities at Financial Guaranty Insurance Company where he was team leader for bond insurance transactions, responsible for sourcing business, coordinating credit, loan files, due diligence and legal review processes, and negotiating structure and business issues. From 1993 to 1999, Mr. Outland was senior vice president for Citicorp Mortgage Securities, Inc., where he securitized non-conforming mortgage products. From 1989 to 1993, Mr. Outland was vice president of real estate and mortgage finance for Nomura Securities International, Inc., where he performed due diligence on and negotiated the financing of commercial mortgage packages in preparation for securitization. Mr. Outland holds an MBA from Harvard Business School and a bachelor’s degree in Chemical Engineering from Georgia Institute of Technology.

Mr. Outland was selected to serve as an independent director on our Board due to his more than 20 years of experience in the real estate and mortgage industry.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

The following is a brief biography of each director nominee with a term expiring at the 2027 Annual Meeting of Stockholders.

Michela A. English. Ms. English, age 75, has served as one of our directors since January 2013. Ms. English has also been a director of Gladstone Capital Corporation (“Gladstone Capital”) (Nasdaq: GLAD) since June 2002, a director of Gladstone Investment Corporation (“Gladstone Investment”) (Nasdaq: GAIN) since June 2005, and a director of Gladstone Commercial Corporation (“Gladstone Commercial”) (Nasdaq: GOOD) since August 2003. Michela English is currently a private investor and serves as a strategic advisor to companies and nonprofit organizations. Ms. English has served as a director of Fight for Children, a non-profit charitable organization focused on providing high quality education and health care services to underserved youth in Washington, D.C., since January 2017, and Ms. English served as President and Chief Executive Officer of Fight for Children from June 2006 to December 2016. From March 1996 to March 2004, Ms. English held several positions with Discovery Communications, Inc., including president of Discovery Consumer Products, president of Discovery Enterprises Worldwide and president of Discovery.com. From 1991 to 1996, Ms. English served as senior vice president of the National Geographic Society and was a member of the National Geographic Society’s Board of Trustees and Education Foundation Board. Prior to 1991, Ms. English served as vice president, corporate planning and business development for Marriott Corporation (Nasdaq: MAR) and as a senior engagement manager for McKinsey & Company. Ms. English currently serves as a director of the District of Columbia Public Education Fund, the Corcoran Gallery of Art, Boclips, the VIMS Foundation Board, and Sweet Briar College. Ms. English is a former director of the Hershey Trust Company, the Milton Hershey School, the Educational Testing Service (ETS) and the D.C. Preparatory Academy. Ms. English holds a Bachelor of Arts in International Affairs from Sweet Briar College and a Master of Public and Private Management degree from the Yale University School of Management.

Ms. English was selected to serve as an independent director on our Board due to her greater than 20 years of senior management experience at various corporations and non-profit organizations.

Katharine C. Gorka. Ms. Gorka, age 64, has served as one of our directors since August 2024. Ms. Gorka is the President of Threat Knowledge Group, which provides training and expertise on threats to U.S. national security. She is also President of Revere Pay, Inc. and serves as the chair of the Fairfax County Republican Party. Ms. Gorka previously served as a Senior Policy Advisor in the Office of Policy at the U.S. Department of Homeland Security from 2017 until 2020. In 2020, Ms. Gorka served as Press Secretary for U.S. Customs and Border Protection, and from 2020 to 2022 she served as the Director for the Civil Society at The Heritage Foundation. Ms. Gorka graduated from the University of North Carolina at Chapel Hill with highest honors in 1978 and received her M.Sc. in Economics with Distinction from the London School of Economics in 1987.

Ms. Gorka was selected to serve as an independent director on our Board due to her background and experience, including her management expertise and strategic analyses. Ms. Gorka adds value to our Board of Directors by further expanding its knowledge and expertise base, as well as its diversity of views.

Anthony W. Parker. Mr. Parker, age 79, has served as one of our directors since January 2013. Mr. Parker has also been a director of Gladstone Capital since August 2001, a director of Gladstone Investment since June 2005 and a director of Gladstone Commercial since August 2003. Mr. Parker founded Parker Tide Corp. in 1997 and has since served as Chairman of the Board. Parker Tide is a government contracting company providing mission critical solutions to the Federal Government. From 1992 to 1996, Mr. Parker was chairman of Capitol Resource Funding, Inc., a commercial finance company. Mr. Parker practiced corporate and tax law for over 15 years – from 1980 to 1983 at Verner, Liipfert, Bernhard & McPherson, and in private practice from 1983 to 1992. From 1973 to 1977, Mr. Parker served as executive assistant to the administrator of the U.S. Small Business Administration. Mr. Parker is also the president of the Naval Academy Sailing Foundation, a 501(c)(3) not-for-profit corporation located in Annapolis, Maryland, a former director of the Bishop Walker School, a part of the Episcopal diocese of Washington, D.C. and former vice chairman and member of the Board of Visitors, U.S. Naval Academy. Mr. Parker received his J.D. and Masters in Tax Law from Georgetown Law Center and his undergraduate degree from Harvard College.

Mr. Parker was selected to serve as an independent director on our Board due to his expertise and wealth of experience in the field of corporate taxation. Mr. Parker’s knowledge of corporate tax was instrumental in his appointment as chairman of our Audit Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our chief compliance officer and legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Outland, Parker and Wilkinson and Ms. English and Ms. Gorka. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board and our chief executive officer and president and Ms. Novara, our Head of Resource Management are not independent directors by virtue of their positions as officers.

Diversity

The following table summarizes certain self-identified characteristics of our directors. Our current Board Diversity Matrix is posted on our website at www.gladstonefarms.com/investors/corporate-governance/governance-documents.

Gladstone Land Corporation Board Diversity Matrix
	As of June 30, 2023					As of December 31, 2024

Total Number of Directors	7					7
	Female	Male	Non- Binary	Did not disclose gender	Female	Male	Non- Binary	Did not disclose gender

Part I: Gender Identity

Directors	2	4	0	1	3	3	0	1

Part II: Demographic Information

Asian	0	0	0	0	0	0	0	0

Black or African American	0	0	0	0	0	0	0	0

Hispanic/Latinx	1	0	0	0	1	0	0	0

Native American or Alaskan Native	0	0	0	0	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0

White	2	4	0	0	3	3	0	0

Two or more Races	1	0	0	0	1	0	0	0

LGBTQ+	0					0
Did Not Disclose Demographic Background	1					1
Directors who are Military Veterans	4					3

Meetings of the Board of Directors

The Board met five times during the last fiscal year. Each then-current Board member attended 75% or more of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, which require regularly scheduled meetings of independent directors, in fiscal year 2024, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Corporate Leadership Structure

Since our inception, Mr. Gladstone has served as chairman of our Board, our chief executive officer and president. The Board believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, Mr. Wilkinson, one of our independent directors, serves as the Lead Director for all meetings of our independent directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors and facilitating teamwork and communication between the independent directors and management.

The Board believes the combined role of chairman, chief executive officer and president, together with having an independent Lead Director, is in the best interests of us and our stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

Our Board has six committees: an Audit Committee, a Compensation Committee, an Executive Committee, an Offering Committee, an Ethics, Nominating and Corporate Governance Committee (the “Ethics Committee”) and a Valuation Committee. The following table shows the current composition of each of the committees of the Board and the number of meetings held by each committee during the last fiscal year:

Name	Audit	Compensation	Executive	Offering	Ethics	Valuation
Michela A. English	X
David Gladstone			*X	*X
Katharine C. Gorka		X			*X
Paula Novara
John H. Outland	X	*X			X	X
Anthony W. Parker	*X		X	X		X
Walter H. Wilkinson, Jr. †		X			X	X	*
Meetings held in 2024	8	4	—	—	4	4

* Committee Chairperson

† Lead Independent Director

Below is a description of each committee of the Board. All committees have the authority to engage legal counsel or other experts or consultants as they deem appropriate to carry out their responsibilities.

The Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of the Adviser or the Administrator regarding concerns of questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

During the last fiscal year ended December 31, 2024, the Audit Committee consisted of Messrs. Parker (Chairperson) and Outland and Ms. English. Mr. Wilkinson currently serves as an alternate member of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit

Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee has adopted a written charter that is available to stockholders in the Governance section of the Investors portion of our website at www.GladstoneLand.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Messrs. Parker, Outland, and Wilkinson (alternate) and Ms. English was an independent director (as currently defined in Rule 5605(a)(2) of the Nasdaq listing standards) for the last fiscal year. No members of the Audit Committee received any compensation from us during the last fiscal year other than directors’ fees. The Board has also determined that each of Messrs. Parker, Outland, and Wilkinson (alternate) and Ms. English qualified as an “audit committee financial expert,” as defined in applicable SEC rules for the last fiscal year. The Board made a qualitative assessment of the directors’ level of knowledge and experience based on a number of factors, including formal education and experience. The Board has also unanimously determined that all Audit Committee members and alternate members were financially literate under current Nasdaq rules and listing standards. In addition to serving on our Audit Committee, Messrs. Parker and Outland and Ms. English also served on the audit committees of Gladstone Investment, Gladstone Capital, and Gladstone Commercial during the last fiscal year. Our Audit Committee’s alternate members, Mr. Wilkinson, also serves as an alternate member on the audit committees of Gladstone Investment, Gladstone Capital, and Gladstone Commercial. The Board has affirmatively determined that this simultaneous service does not impair the respective directors’ ability to effectively and independently serve on our Audit Committee.

The Compensation Committee

The Compensation Committee operates pursuant to a written charter, which is available to stockholders and can be found in the Governance section of the Investors portion of our website at www.GladstoneLand.com, and conducts periodic reviews, at least annually, of the amended and restated investment advisory agreement (the “Advisory Agreement”) with our Adviser and the amended and restated administration agreement (the “Administration Agreement”) with our Administrator, to evaluate whether the fees paid to the parties under the respective agreements are in the best interests of us and our stockholders. The committee considers as part of such periodic reviews, among other things, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed, and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews and considers all incentive fees payable to our Adviser under the Advisory Agreement. The Compensation Committee also reviews with management our Compensation Discussion and Analysis to be included in proxy statements and other filings. In addition, the Compensation Committee reviews, approves and recommends to our Board the compensation of our non-executive directors.

During the last fiscal year ended December 31, 2024, the Compensation Committee was composed of Messrs. Outland (Chairperson), Adelgren and Wilkinson. Mr. Parker and Ms. English currently serve as alternate members of the Compensation Committee. Mr. Adelgren resigned from the Board effective December 15, 2024. Ms. Gorka was named as a member of the Compensation Committee on January 8, 2025. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee.

Our Board has determined that all members and alternate members of our Compensation Committee are independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). No members of the Compensation Committee received compensation from us during the last fiscal year other than directors’ fees. Messrs. Outland and Wilkinson also serve on the compensation committees of Gladstone Capital, Gladstone

Commercial, and Gladstone Investment. Our Compensation Committee’s current alternate members, Mr. Parker and Ms. English, also serve as alternate members of the compensation committees of Gladstone Capital, Gladstone Commercial, and Gladstone Investment. Our Board has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee consisted of Messrs. Outland (Chairperson), Adelgren and Wilkinson. Mr. Parker and Ms. English currently serve as alternate members of the Compensation Committee. Mr. Adelgren resigned from the Board effective December 15, 2024. Ms. Gorka was named as a member of the Compensation Committee on January 8, 2025. None of the members or alternate members of the Compensation Committee is or has been one of our officers or employees. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee, and none of our executive officers has ever served as a member of the compensation committee of another entity any of whose executive officers served on our Board.

The Ethics, Nominating and Corporate Governance Committee (“Ethics Committee”)

The Ethics Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing our corporate governance principles. Our Ethics Committee operates pursuant to a written charter, which can be found in the Governance section of the Investors portion of our website at www.GladstoneLand.com.

During the last fiscal year ended December 31, 2024, the Ethics Committee was comprised of Messrs. Adelgren (Chairperson), Outland and Wilkinson and Ms. Gorka. Mr. Parker and Ms. English currently serve as alternate members of the Ethics Committee. Ms. Gorka was appointed to the Ethics Committee when she became a director on August 22, 2024. Mr. Adelgren resigned from the Board effective December 15, 2024 and Ms. Gorka was named Chairperson of the Ethics Committee as of the same date. Alternate members of the committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Our Board has determined that all members and alternate members of the Ethics Committee are independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

Information Regarding the Process for Nominating Director Candidates

The Ethics Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics Committee also intends to consider such factors including, but not limited to, relevant expertise and ability to offer advice and guidance to management, ability to devote sufficient time to our affairs, demonstrated excellence in his or her field, ability to exercise sound business judgment and commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

Though we have no formal policy addressing diversity, the Ethics Committee and Board believe that diversity is an important attribute of directors and that our directors should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, the Ethics Committee considers in its review of director nominees factors such as values, disciplines, ethics, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of us and our Board at that point in time in order to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Ethics Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Ethics Committee also determines whether such new nominee must be independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Ethics Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Ethics Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Recommendations of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

The Ethics Committee will consider director candidates recommended by stockholders. The Ethics Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics Committee to become nominees for election to the Board may do so by timely delivering a written recommendation to the Ethics Committee at the address set forth on the cover page of this proxy statement containing the information required by our Bylaws. For nominations for election to the Board or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws. These notice provisions require that nominations for directors must be received no earlier than February 7, 2026 (90 days before the first anniversary of the 2025 Annual Meeting of Stockholders) and no later than March 9, 2026 (60 days before the first anniversary of the 2025 Annual Meeting of Stockholders). In the event that an annual meeting is advanced or delayed by more than 30 days from the first anniversary of the prior year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 90th day prior to such annual meeting date and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees (if any) must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026. If the date of the 2026 Annual Meeting is changed by more than 30 days from May 8, 2026, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of the Company’s first public announcement of the date of the 2026 Annual Meeting.

Submissions must include, among other things, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics Committee has not received or rejected a timely director nominee proposal from a stockholder.

Communications with the Board of Directors

Our Board has adopted a formal process by which our stockholders and other interested parties may communicate with the Board or any of its directors. Persons interested in communicating with the Board may address correspondence to the Board, to a particular director, or to the independent directors generally, in care of Gladstone Land Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102. In order to manage the correspondences received, communications will be reviewed by our General Counsel for the purpose of determining whether the contents are appropriate for transmission. Our General Counsel will not transmit: (1) communications that advocate for engagement in illegal activity, contain offensive or abusive content or that have no relevant to the Board or the Company’s business; (2) resumes or other job-related inquires (outside of the director nomination process); and (3) mass mailings, solicitations and advertisements. This information is also contained on our website at www.GladstoneLand.com.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”) that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics Committee reviews, approves and recommends to our Board any changes to the Code. They also review any violations of the Code and make recommendations to the Board on those violations, if any. The Code is available to stockholders in the Governance section of the Investors portion of our website at www.GladstoneLand.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as specified above, or in a filing with the SEC, as applicable.

The Executive Committee

The Executive Committee, which is comprised of Messrs. Gladstone (Chairman) and Parker, has the authority to exercise all powers of our Board, except for actions that must be taken by a majority of independent directors or the full Board under applicable rules and regulations.

The Offering Committee

During the last fiscal year ended December 31, 2024, the Offering Committee was comprised of Messrs. Gladstone (Chairman) and Parker, with each of our other current and future directors who meet the independence requirements delineated in the Nasdaq listing standards serving as alternates for Mr. Parker. The Offering Committee is responsible for assisting the Board in discharging its responsibilities regarding the offering of our securities from time to time. The Offering Committee has all powers of the Board that are necessary or appropriate and may lawfully be delegated to the Offering Committee in connection with an offering of our securities. Our Offering Committee was formed in January 2013 and operates pursuant to a written charter, which is available to stockholders and can be found in the Governance section of the Investors portion of our website at www.GladstoneLand.com.

The Valuation Committee

During the last fiscal year, the Valuation Committee was composed of Messrs. Outland, Parker and Wilkinson (Chairman), with each of our other current and future independent directors serving as alternates. The Valuation Committee is responsible for assisting the Board in determining the fair value of our portfolio of properties. The Valuation Committee was formed in July 2015, and operates pursuant to a written charter, which is available to stockholders and can be found in the Governance section of the Investors portion of our website at www.GladstoneLand.com.

Oversight of Risk Management

Since November 2012, Jack Dellafiora has served as our chief compliance officer, and in that position, Mr. Dellafiora directly oversees our enterprise risk management function and reports to our chief executive officer, the Audit Committee and the Board in this capacity. Mr. Dellafiora also serves as chief compliance officer of Gladstone Commercial, Gladstone Capital, Gladstone Investment, the Adviser, the Administrator and Gladstone Securities. Mr. Dellafiora also serves as a managing principal of and is on the board of managers of Gladstone Securities. In fulfilling his risk management responsibilities, Mr. Dellafiora works closely with other members of senior management including, among others, our chief executive officer, chief financial officer, treasurer, chief operating officer, and general counsel.

The Board, in its entirety, plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each of the following committees of the Board plays a distinct role with respect to overseeing management of our risks:

•

Audit Committee:  Our Audit Committee oversees our enterprise risk management function. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•

Compensation Committee:  Our Compensation Committee oversees the management of risks relating to the fees paid to our Adviser and Administrator under the Advisory Agreement and the Administration Agreement, respectively. In fulfillment of this duty, the Compensation Committee meets at least annually to review these agreements and determines whether to recommend to the Board the renewal of such agreements for the ensuing year. In addition, the Compensation Committee reviews the performance of our Adviser to determine whether the compensation paid was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were satisfactorily performed.

•	Ethics, Nominating and Corporate Governance Committee: Our Ethics Committee oversees the management of risks associated with the independence of our directors and potential conflicts of interest.

•	Offering Committee: Our Offering Committee oversees the management of risks associated with the offering from time to time of our securities.

•

Valuation Committee: Our Valuation Committee oversees the management of risks associated with the quarterly determination of the value of our farmland. In addition, the Valuation Committee facilitates communication between the Board, our senior and financial management and our independent public accountants related to valuation matters.

While each of the aforementioned committees is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board on a regular basis to apprise our Board regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

Additionally, our Board is actively engaged in overseeing the Company’s cyber and information security program. The Board receives regular reports from our chief compliance officer on our and our Adviser’s and Administrator’s efforts concerning information security and addressing information technology and cybersecurity risks, no less than quarterly. Those reports cover all potentially material cybersecurity threats facing us, as well as key risks and mitigation efforts undertaken by us and our Adviser and Administrator.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PwC as our independent registered public accounting firm, which has been engaged to audit our financial statements for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2005. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders and us.

After a quorum is established, the affirmative vote of the holders of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees

The following table represents the amount of fees capitalized or expensed by us for the fiscal years ended December 31, 2024 and December 31, 2023 that were charged by PwC, our principal independent registered public accounting firm.

	2024	2023

Audit Fees	$845,000	$797,000

Tax Fees	104,135	171,675

Audit-Related Fees	—	73,350

All Other Fees	—	—

Total	$949,135	$1,042,025

In the table above, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statement included in quarterly reports on Form 10-Q, and for services that are normally provided by the accounting firm in connection with the statutory and regulatory filings or engagements. “Audit related fees” are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation, including fees for comfort letters, consents, and assistance with and review of documents filed with the SEC. “Tax fees,” in accordance with the

SEC’s definitions and rules are fees for tax compliance, tax advice and tax planning. All fees described above were pre-approved by the Audit Committee in accordance with the policy and procedures described below.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. Pursuant to the policy, specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts are generally pre-approved. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by PwC, when incurred, is compatible with maintaining the principal independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our audited financial statements with management and PwC, our independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm’s examinations, our internal controls, and the quality of our financial reporting. The Audit Committee also reviewed our procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by our chief executive officer and chief financial officer that are required in periodic reports filed by us with the SEC. The Audit Committee further reviewed with the independent registered public accounting firm its opinion on our effectiveness of internal control over financial reporting. The Audit Committee is satisfied that our internal control system is adequate and that we employ appropriate accounting and auditing procedures.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2024 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB. The Audit Committee discussed and reviewed with PwC our critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC’s audits and all fees paid to PwC during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PwC. The Audit Committee has reviewed and considered the compatibility of PwC’s performance of non-audit services with the maintenance of PwC’s independence as our independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC. In addition, the Audit Committee has engaged PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Submitted by the Audit Committee

Anthony W. Parker, Chairperson

Michela A. English

John H. Outland

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 10, 2025, by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all of those known by us to be beneficial owners of more than 5% of our common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Land Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares		Percent of Total

Directors:

Michela A. English	845	(2)	*

David Gladstone	2,513,985	(3)	6.95%

Katharine C. Gorka	0		*

Paula Novara	560		*

John H. Outland	2,283		*

Anthony W. Parker	6,601		*

Walter H. Wilkinson, Jr.	12,588		*

Named Executive Officer (who are not directors):

Lewis Parrish	3,500		*

All executive officers and directors as a group (9 persons)	2,541,231		7.02%

Over 5% Stockholders:

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,689,360	(4)%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,492,241	(5)%

*	Less than 1%

(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Percentages are determined in accordance with SEC rules and regulations and are based upon 36,184,658 shares of common stock outstanding on March 10, 2025.

(2)	Includes 845 shares that are pledged as collateral in connection with a margin account.

(3)

Includes 215,400 shares owned by the David and Lorna Gladstone Foundation, of which David Gladstone is the CEO and Chairman, 929,585 shares held by The Gladstone Companies, Ltd., 248,000 shares held by the Gladstone Ancestry Trust and 700,000 shares held by the Gladstone American Trust. David Gladstone has sole voting and dispositive power with respect to 2,298,585 shares and shared voting and dispositive power with respect to 215,400 shares.

(4)

Information shown is as of December 31, 2023 and based solely on information reported by the filer on a Schedule 13G filed with the SEC on January 26, 2024, in which Blackrock, Inc. reported that it and its subsidiaries have sole voting power over 2,615,640 shares and sole dispositive power over 2,689,360 shares.

(5)

Information shown is as of December 29, 2023 and based solely on information reported by the filer on a Schedule 13G filed with the SEC on February 13, 2024, in which The Vanguard Group reported that it and its subsidiaries have shared voting power over 20,878 shares, sole dispositive power over 3,438,906 shares and shared dispositive power 53,335 shares.

Insider Trading Policy

The Company has adopted an Insider Trading Policy (the “Insider Trading Policy”), that, among other things, prohibits directors, officers and other employees of the Company, Gladstone Capital Corporation, Gladstone Commercial Corporation or Gladstone Investment Corporation (collectively, with the Company, the “Funds”), the Administrator or the Adviser, including such persons’ spouse, minor children, family members living within the same household, and any other affiliates or affiliated entities, from trading in the Funds’ securities while in possession of material non-public information and entering into a short sale transaction or trading in options (including puts and calls), warrants, convertible securities, appreciation rights or other derivative securities, with respect to the Company’s securities (or securities of the Funds) granted as compensation or held directly or indirectly by the individuals covered under the Insider Trading Policy, or use any other derivative transaction or instrument to take a short position in respect of such Fund’s securities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations applicable to the Company and the Adviser, and any listing standards applicable to the Company. The Insider Trading Policy also requires the pre-clearance of transactions in Fund securities. The Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

EXECUTIVE OFFICERS

Set forth below are our executive officers who served during our fiscal year ended December 31, 2024. Each of our executive officers serves at the pleasure of the Board.

Executive Officers	Title

David Gladstone	Chairman, Chief Executive Officer, and President

Terry L. Brubaker*	Chief Operating Officer

Lewis Parrish	Chief Financial Officer and Assistant Treasurer

Jay Beckhorn	Treasurer

*	Mr. Brubaker retired as Chief Operating Officer effective as of December 2, 2024.

The biography of Mr. Gladstone is set forth under the heading “Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders.” Set forth below is a brief biography of Messrs. Brubaker, Parrish and Beckhorn, our executive officers who are not also directors.

Terry L. Brubaker. Mr. Brubaker, age 81, has served as our chief operating officer from April 2007 until December 2024, a director from April 2007 until April 2023 and as our secretary from April 2007 to October

2012. Mr. Brubaker also served as the chief operating officer and a director of our Adviser from its inception in 2003 until December 2024 and was secretary from 2003 to October 2012. Mr. Brubaker also served as chief operating officer of our Administrator from its inception in 2005 until December 2024. He also served as president of our Adviser from its inception until February 2006 and vice chairman from February 2006 until December 2024. Mr. Brubaker served as the chief operating officer of Gladstone Capital from May 2001 until December 2024, was a director from May 2001 until April 2023 and was secretary from 2003 to October 2012. He also served as president of Gladstone Capital from May 2001 through April 2004, when he assumed the duties of vice chairman. Mr. Brubaker was also the vice chairman and chief operating officer of Gladstone Investment from its inception in June 2005 until December 2024, was a director from June 2005 until April 2023 and was secretary from 2003 to October 2012. Mr. Brubaker also served as chief operating officer of Gladstone Commercial from its inception in 2003 until December 2024, was a director from 2003 until April 2023, and as president from its inception through July 2007, when he assumed the duties of vice chairman, and as secretary from 2003 to October 2012. In March 1999, Mr. Brubaker founded and, until May 1, 2003, served as chairman of Heads Up Systems, a company providing processing industries with leading edge technology. From 1996 to 1999, Mr. Brubaker served as vice president of the paper group for the American Forest & Paper Association. From 1992 to 1995, Mr. Brubaker served as president of Interstate Resources, a pulp and paper company. From 1991 to 1992, Mr. Brubaker served as president of IRI, a radiation measurement equipment manufacturer. From 1981 to 1991, Mr. Brubaker held several management positions at James River Corporation, a forest and paper company, including vice president of strategic planning from 1981 to 1982, group vice president of the Groveton Group and Premium Printing Papers from 1982 to 1990 and vice president of human resources development in 1991. From 1976 to 1981, Mr. Brubaker was strategic planning manager and marketing manager of white papers at Boise Cascade. Previously, Mr. Brubaker was a senior engagement manager at McKinsey & Company from 1972 to 1976. Prior to 1972, Mr. Brubaker was a U.S. Navy fighter pilot. Mr. Brubaker holds an MBA from the Harvard Business School and a BSE from Princeton University.

Lewis Parrish. Mr. Parrish, age 46, has served as our chief financial officer since July 2014. Prior to that time, Mr. Parrish served as our chief accounting officer from April 2013 through June 2014 and controller for both the Company and Gladstone Investment, a business development company that is an affiliate of the Company, from March 2011 to April 2013. Mr. Parrish was also appointed assistant treasurer of the Company in January 2015. He was also an accounting manager for Gladstone Investment from September 2009 to March 2011. He also served as a Senior Accountant for Gladstone Investment from August 2008 to September 2009. His previous experience includes three years in public accounting and three years abroad in Korea teaching English. Mr. Parrish received a B.B.A. in accounting from Virginia Tech and is a licensed CPA with the Commonwealth of Virginia.

Jay Beckhorn. Mr. Beckhorn, age 63, has served as our treasurer since January 2015 and previously served as our assistant treasurer from July 2014 until January 2015. Mr. Beckhorn was also appointed treasurer of Gladstone Commercial in January 2015 and also served as the assistant treasurer of Gladstone Commercial from July 2014 through January 2015. Mr. Beckhorn was also named assistant treasurer of each of Gladstone Capital and Gladstone Investment in January 2015. Mr. Beckhorn joined the Gladstone Companies in January 2013 as Managing Director, Finance. Prior to joining Gladstone, he was a Regional Director from March 2010 to December 2012 with Heavenrich & Co., an M&A group that serves the senior housing industry. Mr. Beckhorn served as a Senior Vice President with Sunrise Senior Living from May 2000 to December 2008, where he secured debt financing to support the company’s development, acquisition, and joint venture activities. Additionally, he worked for the Riggs Bank in a variety of real estate related capacities including Managing Director and Senior Asset Manager for the Multi-Employer Property Trust, spanning from February 1990 to

April 2000. Mr. Beckhorn earned an MBA from Duke University’s Fuqua School of Business and a BA from Colgate University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. Rather, all of our officers and other personnel are employed by our Adviser and Administrator. We do not have any equity incentive plans and we do not provide our employees with pension benefits, perquisites or other personal benefits. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman, chief executive officer and president, and Mr. Brubaker, our chief operating officer (retired December 2, 2024), are employees of, and compensated directly by, our Adviser. Mr. Parrish, our chief financial officer, and Mr. Beckhorn, our treasurer, are employees of our Administrator.

During the fiscal year ended December 31, 2024, we accrued total gross fees of approximately $8.5 million payable to our Adviser under the Advisory Agreement and approximately $2.5 million payable to our Administrator under the Administration Agreement. For a discussion of the terms of our Advisory and Administration Agreements see “Transactions with Related Persons.”

Say-On-Pay Vote

As previously discussed, as an externally managed company, we do not have any employees. Therefore, because all of our personnel are employed by the Adviser or the Administrator, we do not pay any salaries or bonuses. We do not have any equity incentive plan and we do not provide any stock-based awards to employees of our Adviser or our Administrator. As a result, we are not required under SEC regulations to provide a Say-On-Pay Vote nor are we required to provide summary compensation information.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2024, certain information with respect to the compensation of our non-executive directors:

Name	Fees Earned or Paid in Cash ($)	Total ($)

Paul W. Adelgren*	38,000	38,000

Michela A. English	37,000	37,000

Katharine C. Gorka*	10,598	10,958

Paula Novara	—	—

John H. Outland	52,000	52,000

Anthony W. Parker	48,500	48,500

Walter H. Wilkinson, Jr.	44,000	44,000

*Mr.	Adelgren resigned from the Board effective as of December 15, 2024 and Ms. Gorka joined the Board effective August 22, 2024.

For the fiscal year ended December 31, 2024, as compensation for serving on our Board, each of our independent directors received an annual fee of $25,000, an additional $1,000 for each Board meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting took place on a day other than when the full Board met. Ms. Gorka was compensated on a pro-rated basis for her service on the Board for the year ended December 31, 2024. In addition, the chairperson of the Audit Committee received an annual fee of $7,500 for his additional service in this capacity. The chairpersons of the Compensation Committee and Valuation Committee each received an annual fee of $3,000 for his additional services in this capacity, and the chairperson of the Ethics Committee received an annual fee of $1,000 for his additional service in this capacity. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their Board service, including those incurred for attendance at Board and committee meetings.

We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service on our Board. Our Board may change the compensation of our independent directors in its discretion upon the recommendation of our Compensation Committee. None of our independent directors received any compensation from us during the fiscal year ended December  31, 2024, other than for Board or committee service and meeting fees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the Compensation Committee

John H. Outland, Chairperson

Walter H. Wilkinson, Jr.

Katharine C. Gorka

TRANSACTIONS WITH RELATED PERSONS

The following discussion provides an overview of our related person transactions since the beginning of our fiscal year beginning January 1, 2024, as required by Item 404 of Regulation S-K. For a discussion of our related person transactions for our prior fiscal year please refer to the information under the caption “Transactions with Related Persons” in our 2024 Proxy Statement, as filed with the SEC on March 27, 2024.

Advisory and Administration Agreements

Under the Advisory Agreement, our Adviser is responsible for our daily operations of managing the investment and reinvestment of our assets. Specifically, these responsibilities include (i) identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; (ii) providing us with all required records and regular reports to our Board concerning our Adviser’s efforts on our behalf; and (iii) maintaining compliance with all regulatory requirements applicable to us.

On July 13, 2021, we amended and restated our Fourth Amended and Restated Advisory Agreement with the Adviser, by entering into the Fifth Amended and Restated Advisory Agreement. The Fifth Amended and Restated Advisory Agreement revised the Base Management Fee from an annual rate of 0.50% (0.125% per quarter) of the prior calendar quarter’s Gross Tangible Real Estate, to 0.60% (0.15% per quarter) of the prior calendar quarter’s Gross Tangible Real Estate. The revised Base Management Fee began with the fee calculations for the quarter ended September 30, 2021. The Advisory Agreement also rewards our Adviser with an incentive fee when our FFO (defined at the end of this paragraph), before giving effect to any incentive fee, or pre-incentive fee FFO, exceeds 1.75% quarterly, or 7.0% annualized, of total adjusted common equity. We refer to this as the hurdle amount. The Adviser will receive (1) 100.0% of the amount of our pre-incentive fee FFO that exceeds the hurdle amount but is less than 2.1875% in any quarter (8.75% annually) and (2) 20.0% of the amount of our pre-incentive fee FFO that exceeds 2.1875% in any calendar quarter (8.75% annually). FFO (as defined in the Advisory Agreement) is defined as common stockholders’ equity plus non-controlling common interests in our operating partnership, Gladstone Land Limited Partnership, if any (each as reported on our balance sheet), adjusted to exclude unrealized gains and losses and certain other one-time events and non-cash items.

Our Adviser has the ability to issue a full or partial waiver of the base management fee or the incentive fee and may do so to maintain the current level of distributions to our stockholders. Any such waiver is subject to the approval of our Board. During the year ended December 31, 2024, the Adviser granted any irrevocable waiver of $109,023 of the aggregate fees payable under the Advisory Agreement. During the year ended December 31, 2023, the Adviser did not grant any irrevocable waivers of the aggregate fees payable under the Advisory Agreement.

Further, the Advisory Agreement provides for a capital gains-based incentive fee that is determined by calculating aggregate realized capital gains and aggregate realized capital losses for the applicable time period. For this purpose, aggregate realized capital gains and losses, if any, equals the realized gain or loss calculated by the difference between the sales price of the property (based on the all-in acquisition cost of disposed properties), less any costs to sell the property and the current gross value of the property (which is calculated as the original acquisition price plus any subsequent non-reimbursed capital improvements). At the end of the respective fiscal year, if this number is positive, then the capital gain fee payable for such time period shall equal 15.0% of such amount. No capital gains fee has been recognized to date.

Additionally, the Advisory Agreement includes a termination fee whereby, in the event of our termination of the agreement for any reason (with 120 days’ prior written notice and the vote of at least two-thirds of our independent directors), a termination fee would be payable to the Adviser equal to three times the sum of the average annual base management fee and incentive fee earned by the Adviser during the 24-month period prior to such termination.

Under the Administration Agreement, we pay separately for administrative services including record keeping and regulatory compliance functions. Payments under the Advisory Agreement are generally equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries, bonuses, and benefits expenses of our chief financial officer, treasurer, chief compliance officer, general counsel and secretary and their respective staffs. Our allocable portion of the Administrator’s expenses are generally derived by multiplying our Administrator’s total expenses by the approximate amount of time the Administrator’s employees perform services for us in relation to their time spent performing services for all companies serviced by our Administrator under contractual agreements.

David Gladstone serves as an executive officer and director of ours and of each of our Adviser and our Administrator. Terry L. Brubaker served as an executive officer of ours and an executive officer and director of each of our Adviser and our Administrator retiring on December 2, 2024. Michael LiCalsi, our general counsel and secretary, also has served as the president of the Administrator since July 2013 and as general counsel and secretary of each of the Adviser and Administrator since 2009 and 2012, respectively. He has also served as chief legal officer and a managing principal of Gladstone Securities since 2010. Lewis Parrish, our chief financial officer, is an employee of the Administrator. Our treasurer, Jay Beckhorn, is an employee of our Administrator and is also the treasurer of Gladstone Commercial and a registered representative of Gladstone Securities who assists in procuring mortgage financing for our properties as discussed below in “Mortgage Financing Arrangement Agreement.” David Gladstone is the indirect controlling stockholder of each of our Adviser and Administrator. Although we believe that the terms of the Advisory Agreement and the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’ length transactions, our Adviser and Administrator, their officers and their directors have a material interest in the terms of these agreements.

During the fiscal year ended December 31, 2024, we accrued total fees, net of credits, of approximately $8.4 million payable to our Adviser under the Advisory Agreement and approximately $2.5 million payable to our Administrator under the Administration Agreement. During the fiscal year ended December 31, 2023 we accrued total fees, net of credits, of approximately $3.2 million payable to our Adviser under the Advisory Agreement and approximately $0.7 million payable to our Administrator under the Administration Agreement.

Mortgage Financing Arrangement Agreement

Gladstone Securities, an affiliated broker dealer that is 100% indirectly owned and controlled by Mr. Gladstone, provides mortgage financing services to us under a contractual agreement. Pursuant to the agreement, Gladstone Securities acts as our non-exclusive agent to assist us with arranging mortgage financing for properties we own. In connection with this engagement, Gladstone Securities may from time to time solicit the interest of various commercial real estate lenders or recommend to us third party lenders offering credit products or packages that are responsive to our needs. We pay Gladstone Securities a financing fee in connection with the services it provides to us for securing mortgage financing on any of our properties. The amount of these financing fees, which are payable upon closing of the financing, are based on a percentage of the amount of the mortgage, generally ranging from 0.5% to a maximum of 1.0% of the mortgage obtained. The amount of the financing fees may be reduced or eliminated, as determined by us and Gladstone Securities, after taking into consideration various factors, including, but not limited to, the involvement of any third party brokers and market conditions. Messrs. Gladstone, LiCalsi and Dellafiora serve on the board of managers of Gladstone Securities. Our Board reviews, approves and ratifies these fees each quarter. During the fiscal years ended December 31, 2024 and 2023, we did not pay any financing fees to Gladstone Securities.

Dealer Manager Agreement

Series E Cumulative Redeemable Preferred Stock

On November 9, 2022, the Company entered into a dealer-manager agreement with Gladstone Securities (the “Series E Dealer-Manager Agreement”), whereby Gladstone Securities serves as the Company’s exclusive dealer-manager in connection with the Company’s offering of up to 8,000,000 shares of 5.00% Series E Cumulative Redeemable Preferred Stock of the Company, par value $0.001 per share (the “Series E Preferred Stock”), on a “reasonable best efforts” basis (the “Series E Offering”). The Series E Preferred Stock is registered with the SEC under the 2023 Registration Statement, as the same may be amended and/or supplemented, and will be offered and sold pursuant to a prospectus supplement, dated April 13, 2023, and a base prospectus dated April 13, 2023 relating to the 2023 Registration Statement.

Under the Series E Dealer-Manager Agreement, Gladstone Securities provides certain sales, promotional and marketing services to the Company in connection with the Series E Offering, and the Company pays Gladstone Securities (i) selling commissions of up to 7.0% of the gross proceeds from sales of Series E Preferred Stock in the Series E Offering (the “Series E Selling Commissions”), and (ii) a dealer-manager fee of 3.0% of the gross proceeds from sales of Series E Preferred Stock in the Series E Offering (the “Series E Dealer-Manager Fee”). Gladstone Securities may, in its sole discretion, remit all or a portion of the Series E Selling Commissions and may also reallow a portion of the Series E Dealer-Manager Fee to participating broker-dealers and wholesalers in support of the Series E Offering. The terms of the Series E Dealer-Manager Agreement were approved by the Company’s board of directors, including all of its independent directors.

Pursuant to the Series E Dealer-Manager Agreement, the Company has agreed to indemnify Gladstone Securities and participating broker-dealers, and Gladstone Securities has agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in the prospectus, (ii) the omission or alleged omission to state in the Registration Statement (including the prospectus as a part thereof) or any post-effective amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the omission or alleged omission to state therein a material act required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

During the fiscal year ended December 31, 2024, the Company paid Series E Selling Commissions and Series E Dealer-Manager Fees to Gladstone Securities in connection with the sales of the Series E Preferred Stock of approximately $41,000. During the fiscal year ended December 31, 2023, the Company paid Series E Selling Commissions and Series E Dealer-Manager Fees to Gladstone Securities in connection with the sales of the Series E Preferred Stock of approximately $0.6 million.

Conflict of Interest Policy

We have adopted policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Maryland law that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a majority of disinterested directors, we will not:

•

acquire from or sell to any of our officers, directors or our Adviser’s or Administrator’s employees, or any entity in which any of our officers, directors or such employee has an interest of more than 5%, any assets or other property;

•	borrow from any of our directors, officers or our Adviser’s or Administrator’s employees, or any entity in which any of our officers, directors or such employees has an interest of more than 5%; or

•

engage in any other transaction with any of our directors, officers or our Adviser’s or Administrator’s employees, or any entity in which any of our directors, officers or such employees has an interest of more than 5%.

Consistent with the provisions of the Sarbanes-Oxley Act of 2002, we will not extend credit, or arrange for the extension of credit, to any of our directors and officers. Under the Maryland General Corporate Law (“MGCL”), a contract or other transaction between us and one of our directors or officers or any other entity in which one of our directors or officers is also a director or officer or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director or officer was present at the meeting at which the contract or transaction was approved or the fact that the director’s vote was counted in favor of the contract or transaction if:

•

the material facts relating to the common directorship or interest and as to the transaction are disclosed to our Board or a committee of our Board, and our Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the directors not interested in the contract or transaction, even if the disinterested directors do not constitute a quorum of the Board or committee;

•

the fact of the common directorship or interest is disclosed to our stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved or ratified by a majority of the votes cast by the stockholders entitled to vote on the matter, other than shares owned of record or beneficially by the interested director or corporation or entity; or

•	the contract or transaction is fair and reasonable to us as of the time authorized, approved or ratified by the Board, a committee or the stockholders.

Our policy also prohibits us from purchasing any real property owned by or co-investing with our Adviser, any of its affiliates or any business in which our Adviser or any of its subsidiaries have invested. If we decide to change this policy on co-investments with our Adviser or its affiliates, we will seek approval of our independent directors.

Indemnification

In our charter and Bylaws, we have agreed to indemnify our directors and certain of our officers by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under the MGCL and our Bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders: (1) as a result of any action or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) where the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Each of the Advisory and Administration Agreements provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or our Administrator’s services under the current Advisory or Administration Agreements, respectively, or otherwise as an investment adviser of ours.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gladstone Land stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or us. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 100, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at the address to which a single copy of the Notice was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting or any postponements or adjournments thereof. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion.

By Order of the Board of Directors,

Michael LiCalsi

Secretary

March 21, 2025

GLADSTONE LAND CORPORATION 1521 WESTBRANCH DRIVE, SUITE 100 MCLEAN, VA 22102

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LAND2025

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,

NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V60974-P24846	KEEP THIS PORTION FOR YOUR RECORDS

 — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLADSTONE LAND CORPORATION The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors		☐	☐	☐

Nominees:
01) Walter H. Wilkinson, Jr. 02) Paula Novara

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2. To ratify our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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V60975-P24846

GLADSTONE LAND CORPORATION

Annual Meeting of Stockholders

May 8, 2025 11:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lewis Parrish and Michael LiCalsi, and either of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Land Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gladstone Land Corporation to be held virtually at www.virtualshareholdermeeting.com/LAND2025, on Thursday, May 8, 2025 at 11:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters and in accordance with the instructions on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side